[Exhibit 32.1]

   CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED
    PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


    The undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley
Act of 2002, that  this  Quarterly Report on Form 10-Q   for
the quarter ended March 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.


This 13th day of May, 2005


/S/Wm. Lee Popham
-------------------------------------
Wm. Lee Popham
Chairman, Chief Executive Officer
and Chief Financial Officer